Exhibit 99.1 news release

Ovintiv Reports Fourth Quarter and Year-end 2022 Financial and Operating Results

Company Delivers Record Financial Results and Significant Inventory Additions

Highlights:

Full Year 2022

•

Generated net earnings of $3.6 billion, cash from operating activities of $3.9 billion, Non-GAAP Cash Flow of $4.1 billion and Non-GAAP Free Cash Flow of $2.3 billion after capital expenditures of $1.8 billion

•	Reduced total long-term debt by approximately $1.2 billion; Non-GAAP Debt to Adjusted EBITDA ratio of 0.8 times at year-end, down from 1.5 times at year-end 2021

•	Returned $958 million to shareholders through the combination of base dividend payments and share buybacks

•	Added approximately 450 net premium drilling locations through inventory renewal program, replacing approximately 200% of full-year 2022 net wells turned in line (“TIL”)

•	Increased quarterly dividend payments by 25% to $1.00 per share annualized

•

Delivered average annual production volumes of 510 thousand barrels of oil equivalent per day (“MBOE/d”), including 176 thousand barrels per day (“Mbbls/d”) of oil and condensate, 86 Mbbls/d of other NGLs (C2 to C4) and 1,494 million cubic feet per day (“MMcf/d”) of natural gas; all in line with Company guidance

Fourth Quarter 2022

•

Generated fourth quarter net earnings of $1.3 billion, cash from operating activities of $875 million, Non-GAAP Cash Flow of $895 million and Non-GAAP Free Cash Flow of $537 million after capital expenditures of $358 million

•	Delivered average quarterly production volumes of 524 MBOE/d, including 175 Mbbls/d of oil and condensate, 89 Mbbls/d of other NGLs and 1,561 MMcf/d of natural gas; all in line with Company guidance

2023 Outlook

•	Announced 2023 capital program of approximately $2.15 to $2.35 billion, which is expected to deliver total production volumes of 500 to 525 MBOE/d

DENVER, February 27, 2023 – Ovintiv Inc. (NYSE, TSX: OVV) (“Ovintiv” or the “Company”) today announced its fourth quarter and year-end 2022 financial and operating results. The Company plans to hold a conference call and webcast at 9:00 a.m. MT (11:00 a.m. ET) on February 28, 2023. Please see dial-in details within this release, as well as additional details on the Company’s website at www.ovintiv.com.

Ovintiv CEO Brendan McCracken said, “2022 was a milestone year for Ovintiv. At $2.3 billion, our team delivered a record Non-GAAP Free Cash Flow. We returned nearly $1 billion directly to our shareholders through our base dividend and share buybacks, we reduced long-term debt by approximately $1.2 billion and we expanded our drilling inventory with approximately 450 new premium return locations. These results demonstrate that our strategy is working, and our strong financial performance is translating into durable returns for our shareholders.”

Full Year and Fourth Quarter 2022 Financial and Operating Results

•	The Company recorded full year net earnings of $3.6 billion, or $14.08 per diluted share of common stock.

•	Fourth quarter net earnings totaled $1.3 billion, or $5.30 per diluted share of common stock.

•

Full year cash from operating activities was $3.9 billion, Non-GAAP Cash Flow was $4.1 billion and capital investment totaled approximately $1.8 billion, resulting in $2.3 billion of Non-GAAP Free Cash Flow.

•

Fourth quarter cash from operating activities was $875 million, Non-GAAP Cash Flow was $895 million and capital investment totaled approximately $358 million, resulting in $537 million of Non-GAAP Free Cash Flow.

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•	Average annual total production was approximately 510 MBOE/d, including 176 Mbbls/d of oil and condensate, 86 Mbbls/d of other NGLs and 1,494 MMcf/d of natural gas.

•	Fourth quarter average total production was approximately 524 MBOE/d, including 175 Mbbls/d of oil and condensate, 89 Mbbls/d of other NGLs and 1,561 MMcf/d of natural gas.

2023 Guidance

The Company issued the following 2023 guidance:

	1Q 2023	Full Year 2023
Total Production (MBOE/d)	~500	500 - 525
Oil & Condensate (Mbbls/d)	~160	165 - 175
Other NGLs (Mbbls/d)	~84	80 - 85
Natural Gas (MMcf/d)	~1,525	1,525 - 1,575
Capital Investment ($ Millions)	$600 - $650	$2,150 - $2,350

2023 Outlook

With 2023 capital investment of approximately $2.25 billion at the midpoint, the Company expects to deliver total production volumes of 500 to 525 MBOE/d. This range reflects a flat production program relative to 2022. During the first half of the year, Ovintiv plans to bring wells online which were drilled but uncompleted in the fourth quarter of 2022. This will result in slightly higher capital expenditures in the first half of the year.

Inventory Renewal

Over the year, the Company made significant additions to its premium drilling inventory across its asset base. The combination of low-cost bolt-on transactions and organic inventory appraisal and assessment added approximately 450 net premium drilling locations, or approximately twice the number of net wells drilled in 2022 for only $286 million of acquisition capital. The largest share of those additions occurred in the Permian asset where the additions were all offsetting existing company acreage in Martin, Midland, Upton, and Howard counties.

Returns to Shareholders

Through Ovintiv’s capital allocation framework, the Company currently returns to shareholders 50% of the previous quarter’s Non-GAAP Free Cash Flow after base dividends through share buybacks.

In the fourth quarter of 2022, the Company returned approximately $249 million to shareholders through share buybacks totaling approximately $188 million and its base dividend of approximately $61 million.

Full year shareholder returns totaled approximately $958 million, consisting of share buybacks of approximately $719 million and base dividend payments of approximately $239 million.

During the year, Ovintiv purchased for cancellation, approximately 14.7 million common shares at an average price of $49.08 per share.

First quarter 2023 shareholder returns are expected to total approximately $300 million, consisting of share buybacks of approximately $238 million and base dividend payments of approximately $61 million, bringing total direct shareholder returns since the third quarter of 2021 to approximately $1.4 billion, or approximately 9% of common shares outstanding, assuming the closing share price on February 24, 2023.

Continued Debt Reduction

Ovintiv reduced total long-term debt by approximately $1.2 billion in 2022. This represents approximately $3.3 billion of debt reduction since year-end 2020.

At year-end, the Company had $3.3 billion in total liquidity, which included available credit facilities of $3.5 billion, available uncommitted demand lines of $195 million, and cash and cash equivalents of $5 million, net of outstanding commercial paper of $393 million.

As of year-end, Ovintiv remained investment grade rated by four credit ratings agencies.

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Dividend Declared

On February 27, 2023, Ovintiv’s Board declared a quarterly dividend of $0.25 per share of common stock payable on March 31, 2023, to shareholders of record as of March 15, 2023.

Asset Highlights

Permian

Permian production averaged 122 MBOE/d (79% liquids) in the fourth quarter. The company had 16 net wells TIL.

In 2023, the Company plans to spend $850 to $950 million in the basin to run an average of three gross rigs and bring on 70 to 80 net wells.

Montney

Montney production averaged 216 MBOE/d (21% liquids) in the fourth quarter. The Company had 11 net wells TIL.

In 2023, the Company plans to spend $500 to $600 million in the basin to run an average of four gross rigs and bring on 70 to 80 net wells.

Uinta & Bakken

Uinta production averaged 20 MBOE/d (84% liquids) in the fourth quarter. The Company had three net wells TIL.

Bakken production averaged 32 MBOE/d (80% liquids) in the fourth quarter. The Company had six net wells TIL.

In 2023, the Company plans to spend $500 to $600 million combined in the Uinta and Bakken assets to run an average of two gross rigs, shared between the plays, to bring on 40 to 50 net wells.

Anadarko

Anadarko production averaged 128 MBOE/d (63% liquids) in the fourth quarter. The Company had eight net wells TIL.

In 2023, the Company plans to spend $200 to $300 million in the basin to run an average of one gross rig and bring on 25 to 30 net wells.

Year-End 2022 Reserves

SEC proved reserves at year-end 2022 were 2.3 billion BOE, of which approximately 50% were liquids and 57% were proved developed. Total proved reserves replacement excluding the impact of commodity prices was 135% of 2022 production. Ovintiv’s reserve life index at year-end was 12.2 years.

NI 51-101 Exemption

The Canadian securities regulatory authorities have issued a decision document (the “Decision”) granting Ovintiv exemptive relief from the requirements contained in Canada’s National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities (“NI 51-101”). As a result of the Decision, and provided that certain conditions set out in the Decision are met on an on-going basis, Ovintiv will not be required to comply with the Canadian requirements of NI 51-101 and the Canadian Oil and Gas Evaluation Handbook and, accordingly, will not be required to file Form 51-101F1 Statement of Reserves Data and Other Oil and Gas Information or related forms and disclosure as part of its annual filings. In lieu of such filings, the Decision permits Ovintiv to provide disclosure in respect of its oil and gas activities in the form permitted by, and in accordance with, the legal requirements imposed by the U.S. Securities and Exchange Commission (“SEC”), the Securities Act of 1933, the Securities and Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the rules of the New York Stock Exchange. The Decision also provides that Ovintiv is required to file all such oil and gas disclosures with the Canadian securities regulatory authorities on www.sedar.com as soon as practicable after such disclosure is filed with the SEC.

For additional information, please refer to the Fourth Quarter and Year-end 2022 Results Presentation available on Ovintiv’s website, www.ovintiv.com under Presentations and Events – Ovintiv.

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Conference Call Information

A conference call and webcast to discuss the Company’s fourth quarter and year-end results will be held at 9:00 a.m. MT (11:00 a.m. ET) on February 28, 2023.

To join the conference call without operator assistance, you may register and enter your phone number at https://bit.ly/3IGLDNX to receive an instant automated call back. You can also dial direct to be entered to the call by an Operator. Please dial 888-664-6383 (toll-free in North America) or 416-764-8650 (international) approximately 15 minutes prior to the call.

The live audio webcast of the conference call, including slides and financial statements, will be available on Ovintiv’s website, www.ovintiv.com under Investors/Presentations and Events. The webcast will be archived for approximately 90 days.

Refer to Note 1 Non-GAAP measures and the tables in this release for reconciliation to comparable GAAP financial measures.

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Capital Investment and Production

(for the period ended December 31)	4Q 2022	4Q 2021	2022	2021
Capital Expenditures (1) ($ millions)	358	421	1,831	1,519
Oil (Mbbls/d)	132.0	129.8	131.6	140.3
NGLs – Plant Condensate (Mbbls/d)	42.7	47.8	44.0	50.9
Oil & Plant Condensate (Mbbls/d)	174.7	177.6	175.6	191.2
NGLs – Other (Mbbls/d)	88.7	84.6	85.5	83.3
Total Liquids (Mbbls/d)	263.4	262.2	261.1	274.5
Natural gas (MMcf/d)	1,561	1,476	1,494	1,556

Total production (MBOE/d)	523.6	508.2	510.0	533.9

(1)	Including capitalized directly attributable internal costs.

Fourth Quarter and Year-End Summary

(for the period ended December 31) ($ millions, except as indicated)	4Q 2022	4Q 2021	2022	2021
Cash From (Used In) Operating Activities	875	740	3,866	3,129
Deduct (Add Back):
Net change in other assets and liabilities	(15)	(18)	(57)	(39)
Net change in non-cash working capital	(5)	17	(187)	(41)

Non-GAAP Cash Flow (1)	895	741	4,110	3,209

Non-GAAP Cash Flow (1)	895	741	4,110	3,209
Less: Capital Expenditures (2)	358	421	1,831	1,519
Non-GAAP Free Cash Flow (1)	537	320	2,279	1,690

Net Earnings (Loss) Before Income Tax	1,110	1,382	3,560	1,239
Before-tax (Addition) Deduction:
Unrealized gain (loss) on risk management	530	938	741	(488)
Non-operating foreign exchange gain (loss)	10	(1)	(14)	(18)

Adjusted Earnings (Loss) Before Income Tax	570	445	2,833	1,745
Income tax expense (recovery)	342	115	1,064	451

Non-GAAP Adjusted Earnings (1)	228	330	1,769	1,294

(1)	Non-GAAP Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Adjusted Earnings are non-GAAP measures as defined in Note 1.
(2)	Including capitalized directly attributable internal costs.

Realized Pricing Summary (Including the impact of realized gains (losses) on risk management)

(for the period ended December 31)	4Q 2022	4Q 2021	2022	2021
Liquids ($/bbl)
WTI	82.65	77.19	94.23	67.91
Realized Liquids Prices
Oil	75.85	53.43	81.88	51.28
NGLs – Plant Condensate	72.01	64.04	80.74	57.33
Oil & Plant Condensate	74.91	56.27	81.59	52.89
NGLs – Other	22.95	26.65	31.45	22.07

Total NGLs	38.88	40.15	48.20	35.44

Natural Gas
NYMEX ($/MMBtu)	6.26	5.83	6.64	3.84
Realized Natural Gas Price ($/Mcf)	2.49	2.84	2.42	2.92

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Cost Summary

(for the year ended December 31) ($/BOE, except as indicated)	2022	2021
Production, mineral and other taxes	2.23	1.51
Upstream transportation and processing	8.75	7.42
Upstream operating, excluding long-term incentive costs	3.99	2.94
Administrative, excluding long-term incentive, restructuring and legal costs, and current expected credit losses	1.39	1.55

Debt to Capitalization

($ millions, except as indicated)	December 31, 2022	December 31, 2021
Long-Term Debt, including current portion	3,570	4,786
Total Shareholders’ Equity	7,689	5,074

Capitalization	11,259	9,860

Debt to Capitalization	32%	49%

Debt to Adjusted Capitalization

($ millions, except as indicated)	December 31, 2022	December 31, 2021
Long-Term Debt, including current portion	3,570	4,786
Total Shareholders’ Equity	7,689	5,074
Equity Adjustment for Impairments at December 31, 2011	7,746	7,746

Adjusted Capitalization	19,005	17,606

Debt to Adjusted Capitalization (1)	19%	27%

(1)	Debt to Adjusted Capitalization is a non-GAAP measure as defined in Note 1.

Debt to Adjusted EBITDA

($ millions, except as indicated)	December 31, 2022	December 31, 2021
Debt (Long-Term Debt, including current portion)	$3,570	$4,786

Net Earnings (Loss)	3,637	1,416
Add back (deduct):
Depreciation, depletion and amortization	1,113	1,190
Accretion of asset retirement obligation	18	22
Interest	311	340
Unrealized (gains) losses on risk management	(741)	488
Foreign exchange (gain) loss, net	15	(23)
Other (gains) losses, net	(33)	(37)
Income tax expense (recovery)	(77)	(177)

Adjusted EBITDA	$4,243	$3,219

Debt to Adjusted EBITDA (1) (times)	0.8	1.5

(1)	Debt to Adjusted EBITDA is a non-GAAP measure as defined in Note 1.

Year-End 2022 Reserves Estimates

2022 Proved Reserves Estimates – U.S. Protocols (Net, After Royalties)(1)
Using constant prices and costs; simplified table	Oil (MMbbls)	NGLs (MMbbls)	Natural Gas (Bcf)	Total (MMBOE)
December 31, 2021	558.6	604.7	6,570	2,258.2
Revisions and improved recovery (2)	(65.5)	(33.2)	(544)	(189.2)
Extensions and discoveries	95.2	68.5	1,241	370.6
Purchase of reserves in place	15.8	15.4	88	45.9
Sale of reserves in place	(20.8)	(1.3)	(22)	(25.7)
Production	(48.0)	(47.3)	(545)	(186.2)

December 31, 2022	535.3	606.9	6,789	2,273.6

(1)	Numbers may not add due to rounding.
(2)	Changes in reserve estimates resulting from application of improved recovery techniques are included in revisions of previous estimates.

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Hedge Volumes as of December 31, 2022

Oil and Condensate Hedges ($/bbl)	1Q 2023	2Q 2023	3Q 2023	4Q 2023
WTI 3-Way Options	40 Mbbls/d	40 Mbbls/d	40 Mbbls/d	32 Mbbls/d
Short Call	$114.74	$112.95	$119.01	$105.08
Long Put	$65.00	$65.00	$66.25	$65.00
Short Put	$50.00	$50.00	$50.00	$50.00

Natural Gas Hedges ($/Mcf)	1Q 2023	2Q 2023	3Q 2023	4Q 2023
NYMEX 3-Way Options	400 MMcf/d	400 MMcf/d	390 MMcf/d	400 MMcf/d
Short Call	$10.46	$4.86	$7.72	$10.05
Long Put	$3.88	$3.13	$3.71	$4.00
Short Put	$2.75	$2.25	$2.51	$3.00

Waha Basis Swaps	30 MMcf/d	30 MMcf/d	30 MMcf/d	30 MMcf/d
	($0.61)	($0.61)	($0.61)	($0.61)

Malin Basis Swaps	50 MMcf/d	50 MMcf/d	50 MMcf/d	50 MMcf/d
	($0.26)	($0.26)	($0.26)	($0.26)

AECO Basis Swaps	260 MMcf/d	260 MMcf/d	260 MMcf/d	260 MMcf/d
	($1.07)	($1.07)	($1.07)	($1.07)

AECO % of NYMEX Swaps	50 MMcf/d	50 MMcf/d	50 MMcf/d	50 MMcf/d
	71%	71%	71%	71%

Price Sensitivities for WTI Oil (1) ($MM)

WTI Oil Hedge Gains (Losses)
	$40	$50	$60	$70	$80	$90	$100	$110	$120
1Q 2023	$54	$54	$18	$0	$0	$0	$0	($14)	($38)
2Q 2023	$55	$55	$18	$0	$0	$0	$0	($15)	($40)
3Q 2023	$60	$60	$23	$0	$0	$0	$0	($4)	($21)
4Q 2023	$44	$44	$15	$0	$0	$0	$0	($15)	($44)

(1)	Hedge positions and hedge sensitivity estimates as at 12/31/2022. Does not include impact of basis positions.

Price Sensitivities for NYMEX Natural Gas (1) ($MM)

NYMEX Natural Gas Hedge Gains (Losses)
	$1.50	$2.00	$2.50	$3.00	$3.50	$4.00	$4.50	$5.00	$5.50
1Q 2023	$41	$41	$41	$32	$14	$0	$0	$0	$0
2Q 2023	$32	$32	$23	$5	$0	($1)	($10)	($21)	($35)
3Q 2023	$43	$43	$39	$25	$9	$0	$0	$0	$0
4Q 2023	$37	$37	$37	$37	$18	$0	$0	$0	$0

(1)	Hedge positions and hedge sensitivity estimates as at 12/31/2022. Does not include impact of basis positions.

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Important information

Ovintiv reports in U.S. dollars unless otherwise noted. Production, sales and reserves estimates are reported on an after-royalties basis, unless otherwise noted. Unless otherwise specified or the context otherwise requires, references to “Ovintiv,” “we,” “its,” “our” or to “the Company” includes reference to subsidiaries of and partnership interests held by Ovintiv Inc. and its subsidiaries.

Please visit Ovintiv’s website and Investor Relations page at www.ovintiv.com and investor.ovintiv.com, where Ovintiv often discloses important information about the Company, its business, and its results of operations.

NOTE 1: Non-GAAP measures

Certain measures in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These measures are commonly used in the oil and gas industry and/or by Ovintiv to provide shareholders and potential investors with additional information regarding the Company’s liquidity and its ability to generate funds to finance its operations. For additional information regarding non-GAAP measures, see the Company’s website. This news release contains references to non-GAAP measures as follows:

•	Non-GAAP Cash Flow is a non-GAAP measure defined as cash from (used in) operating activities excluding net change in other assets and liabilities, and net change in non-cash working capital.

•	Non-GAAP Free Cash Flow is a non-GAAP measure defined as Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures.

•

Non-GAAP Adjusted Earnings is a non-GAAP measure defined as net earnings (loss) excluding non-cash items that Management believes reduces the comparability of the Company’s financial performance between periods. These items may include, but are not limited to, unrealized gains/losses on risk management, impairments, non-operating foreign exchange gains/losses, and gains /losses on divestitures. Income taxes includes adjustments to normalize the effect of income taxes calculated using the estimated annual effective income tax rate. In addition, any valuation allowances are excluded in the calculation of income taxes.

•

Debt to Adjusted Capitalization is a non-GAAP measure which adjusts capitalization for historical ceiling test impairments that were recorded as at December 31, 2011. Management monitors Debt to Adjusted Capitalization as a proxy for the Company’s financial covenant under the Credit Facilities which require debt to adjusted capitalization to be less than 60 percent. Adjusted Capitalization incudes debt, total shareholders’ equity and an equity adjustment for cumulative historical ceiling test impairments recorded as at December 31, 2011 in conjunction with the Company’s January 1, 2012 adoption of U.S. GAAP.

•

Debt to Adjusted EBITDA is a non-GAAP measure which is calculated as long-term debt, including the current portion, divided by Adjusted EBITDA. Adjusted EBITDA is defined as trailing 12-month net earnings (loss) before income taxes, depreciation, depletion and amortization, impairments, accretion of asset retirement obligation, interest, unrealized gains/losses on risk management, foreign exchange gains/losses, gains/losses on divestitures and other gains/losses. Debt to Adjusted EBITDA is a non-GAAP measure monitored by management as an indicator of the Company’s overall financial strength.

ADVISORY REGARDING OIL AND GAS INFORMATION – The conversion of natural gas volumes to barrels of oil equivalent (BOE) is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not represent economic value equivalency at the wellhead. Readers are cautioned that BOE may be misleading, particularly if used in isolation.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company are forward-looking statements. When used in this news release, the use of words and phrases including “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “focused on,” “forecast,” “guidance,” “intends,” “maintain,” “may,” “opportunities,” “outlook,” “plans,” “potential,” “strategy,” “targets,” “will,” “would” and other similar terminology is intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. Without limiting the generality of the foregoing, forward-looking statements contained in this news release include: expectations of plans, strategies and objectives of the Company, including anticipated reserves shares; the Company’s ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses; and the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment.

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Although the Company believes the expectations represented by its forward-looking statements are reasonable based on the information available to it as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct. All forward-looking statements contained in this news release are made as of the date of this news release and, except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statements. The forward-looking statements contained or incorporated by reference in this news release, and all subsequent forward-looking statements attributable to the Company, whether written or oral, are expressly qualified by these cautionary statements.

The reader should carefully read the risk factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K, and in other filings with the SEC, for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

SOURCE: Ovintiv Inc.

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